UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 13, 2015

CIG WIRELESS CORP.

(Exact name of registrant as specified in Charter)

Nevada	000-53677	68-0672900
(State or other jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

11120 South Crown Way, Suite 1, Wellington, Florida 33414
(Address of principal executive offices)

(561) 701-8484

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to Sections 3(a) and 3(d) of the previously disclosed Certificate of Designation, Preferences and Rights of Series A-1 Non-Convertible Preferred Stock and Series A-2 Convertible Preferred Stock, as amended (the “Certificate of Designation”) of CIG Wireless Corp. (the “Company”), Fir Tree Capital Opportunity (LN) Master Fund, L.P. and Fir Tree REF III Tower LLC (the “Series A Investors”) are entitled to receive additional shares of the Company’s Series A-2 Convertible Preferred Stock, $0.00001 par value per share (“Series A-2 Preferred Stock”) upon the occurrence of certain events. On March 13, 2015, pursuant to such provisions, the Company issued an aggregate of 20,228,574 shares of Series A-2 Preferred Stock (referred to herein as the “Adjustment Shares”) to the Series A Investors, based on final determination between the Company and the Series A Investors.

The Adjustment Shares were issued pursuant to the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended, as promulgated by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2015	CIG WIRELESS CORP.

	By:	/s/ Paul McGinn
Paul McGinn
Chief Executive Officer